EXHIBIT 10.5

FORM OF

PARTICIPANT AGREEMENT

2001 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD

Name of Participant: [Name]

WHEREAS, the undersigned has been awarded the number of shares of Restricted Stock under The Colonial BancGroup, Inc.’s 2001 Long-Term Incentive Plan effective as of July 1, 2001 (the “Plan”), as set forth below; and

WHEREAS, the undersigned wishes, in consideration of this Award and as a condition to the receipt of this Award, to enter into this Agreement with the Company in accordance with Article 10 of the Plan;

NOW, THEREFORE, the Participant agrees with the Company, as follows:

1. All terms capitalized herein shall have the same meaning given to such terms in the Plan, unless specified otherwise.

2. The undersigned Participant acknowledges that the number of shares subject to this Award is set forth below and that such shares shall vest over a five year period with 20% of such shares vesting on the first anniversary of the effective date of this Award and an additional 20% vesting on each successive anniversary thereafter until fully vested. The effective date of this Award is [Grant Date] (which date is the date on which this Award was granted by the Committee or such other date designated by the Committee).

3. Each certificate in respect of shares made the subject of this Award shall be registered with the Company in the name of the Participant, and Participant shall deliver to the Company a stock power endorsed in blank by the Participant. Such certificate shall bear a legend, as deemed appropriate by the Committee, referring to the terms, conditions and restrictions applicable to such shares. Upon the vesting of shares of this Award, the Participant shall be entitled to receive a certificate representing the number of shares as to which restrictions no longer apply, with the remaining shares subject to the foregoing restrictions. The Participant shall execute a new stock power respecting any remaining shares that are restricted.

4. The Participant, as owner of the shares made the subject of this Award, shall have all the rights of a shareholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares.

5. Upon the termination of the Participant’s employment for any reason (other than death, Disability, or normal or early retirement), unless the Committee shall otherwise determine, all shares made the subject of this Award and which, at the time of such termination are subject to the restrictions contained in paragraph 2 hereof, shall, upon such termination of employment, be forfeited and returned to the Company. If a Participant’s employment terminates by reason of death, Disability, or normal or early retirement, the shares made the subject of this Award which, at the time of such termination are subject to the restrictions contained in paragraph 2 hereof, shall be free of such restrictions and shall not be forfeited.

6. At the expiration of restrictions imposed by paragraph 2 hereof with respect to shares made the subject of this Award, the Company shall redeliver to the Participant (or, as appropriate, to such Participant’s legal representative, beneficiary or heirs) the certificate(s) and stock power deposited with it pursuant to paragraph 3 and the shares represented by such certificates shall be free of the restrictions referred to in paragraph 2.

7. The undersigned Participant has, in consideration of the grant of this Award, executed a stock power in blank which the Participant has tendered to the Corporation along with the certificate representing the shares made the subject of this Award but which have not yet vested.

8. This Agreement is subject to, and incorporates by reference, all terms of the Plan. A copy of the Summary and Section 10(a) Prospectus for the Plan has been furnished to the undersigned Participant, the receipt of which the undersigned hereby acknowledges.

9. Failure by the undersigned Participant to comply with any term of this Agreement or of the Plan, shall result in a forfeiture of any shares which have not yet vested under the Plan.

Date:	PARTICIPANT

THE COLONIAL BANCGROUP, INC.

Print name, address and telephone number:

Sarah H. Moore
Senior Executive Vice President and
Chief Financial Officer

Number of shares of Restricted Stock awarded: [Number of Rest. Shares]